Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

THIRD QUARTER

2011 RESULTS

Identical-store sales increase 1.5%

Earnings per share increase 15%

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – October 13, 2011

Results From Operations

Safeway Inc. today reported net income of $130.2 million ($0.38 per diluted share) for the third quarter of 2011 compared to $122.8 million ($0.33 per diluted share) for the third quarter of 2010.

“Our sales momentum continued to build in the third quarter, and our costs were well controlled,” said Steve Burd, Chairman, President and CEO. “At the same time, we continued to innovate throughout the business to meet our customers’ needs and build their loyalty. Our just for U™ digital marketing platform and our proprietary Open Nature™ line of 100% natural foods are good examples of these efforts.”

Sales and Other Revenue

Total sales were $10.1 billion in the third quarter of 2011 compared to $9.4 billion in the third quarter of 2010, due primarily to higher fuel sales, a 1.5% increase in identical-store sales (excluding fuel), a higher Canadian exchange rate and the impact of reporting Blackhawk commissions on a gross basis.1

Gross Profit

Gross profit declined 114 basis points to 27.00% of sales in the third quarter of 2011 compared to 28.14% of sales in the third quarter of 2010. Excluding the 88 basis-point impact from fuel sales and the 26 basis-point impact from the change in reporting gift card commissions, gross profit margin was flat.

[1]	Prior to 2011, Safeway recorded Blackhawk Network distribution commissions on the sale of certain gift cards net of the commissions shared with other retailers. In the first quarter of 2011, Safeway determined that these commissions should be reported on a gross basis. This change increased both revenue and costs of goods sold in 2011, but had no impact on identical-store sales, gross profit dollars or net income. Previously reported results are not adjusted because the impact is immaterial.

Operating and Administrative Expense

Operating and administrative expense as a percentage of sales decreased 103 basis points to 24.53% in the third quarter of 2011 from 25.56% in the third quarter of 2010. Excluding the 71 basis-point impact of higher fuel sales and the 24 basis-point impact from the change in reporting gift card commissions, operating and administrative expense margin decreased eight basis points.

Interest Expense

Interest expense declined to $60.7 million in the third quarter of 2011 from $69.4 million in the third quarter of 2010 due to lower average interest rates and lower average borrowings.

Income Taxes

Income tax expense was 33.6% of pre-tax income in the third quarter of 2011 compared to 31.0% in the third quarter of 2010. Income tax expense was lower in 2010 due to the resolution of a number of individually small items.

36-Week Results

Net income for the first 36 weeks of 2011 declined to $301.1 million ($0.85 per diluted share) compared to $360.1 million ($0.94 per diluted share) in the first 36 weeks of 2010 primarily due to the net negative impact from the Canadian dividend paid in the first half of 2011. The gross profit margin was 27.17% in the first 36 weeks of 2011 compared to 28.36% in the first 36 weeks of 2010. Operating and administrative expense margin was 24.70% in the first 36 weeks of 2011 compared to 25.74% in the first 36 weeks of 2010.

Guidance

Safeway is reaffirming earnings per diluted share and free cash flow guidance for the year. Identical-store sales, excluding fuel, are expected to be approximately 1.0% for the year.

Stock Repurchases

During the third quarter of 2011, Safeway purchased 10.1 million shares of its common stock at an average price of $19.30 per share and a total cost of $195.2 million (including commissions). The remaining board authorization for stock repurchases at quarter-end was approximately $0.9 billion.

Capital Expenditures

Safeway invested $288.4 million in capital expenditures in the third quarter of 2011. The company completed five new stores and seven Lifestyle remodels, and closed 11 stores. For the year, Safeway plans to invest approximately $1.0 billion in capital expenditures, while completing 26 new Lifestyle stores and 30 Lifestyle remodels.

Cash Flow

Net cash flow provided by operating activities declined to $710.9 million in the first 36 weeks of 2011 compared to $846.6 million in the first 36 weeks of 2010 due primarily to contributions to pension plans and an increase in inventory, net of payables.

Net cash flow used by investing activities increased to $744.4 million in the first 36 weeks of 2011 compared to $550.6 million in the first 36 weeks of 2010 due primarily to increased cash capital expenditures.

Net cash flow used by financing activities increased to $583.2 million in the first 36 weeks of 2011 from $139.6 million in the first 36 weeks of 2010 due primarily to lower net long-term borrowings and increased purchases of treasury stock in 2011.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,681 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing third quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on October 13, 2011. Click on Upcoming Events to access the call. A replay will be available via webcast for approximately one week following the conference call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, sales growth, capital expenditures, free cash flow, Lifestyle stores, margins and financial and operating results. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as amended, subsequent Quarterly Reports on Form 10-Q and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended		36 Weeks Ended
	September 10, 2011	September 11, 2010	September 10, 2011	September 11, 2010
Sales and other revenue	$10,064.3	$9,399.6	$30,032.6	$28,246.2
Cost of goods sold	(7,347.1)	(6,755.0)	(21,871.3)	(20,234.3)

Gross profit	2,717.2	2,644.6	8,161.3	8,011.9
Operating and administrative expense	(2,468.9)	(2,402.2)	(7,416.8)	(7,269.8)

Operating profit	248.3	242.4	744.5	742.1
Interest expense	(60.7)	(69.4)	(187.9)	(208.3)
Other income, net	8.7	4.8	15.8	10.5

Income before income taxes	196.3	177.8	572.4	544.3
Income taxes	(66.0)	(55.1)	(271.0)	(184.5)

Net income before allocation to noncontrolling interests	130.3	122.7	301.4	359.8
Noncontrolling interests	(0.1)	0.1	(0.3)	0.3

Net income attributable to Safeway Inc.	$130.2	$122.8	$301.1	$360.1

Income per common share attributable to Safeway Inc.:
Basic	$0.38	$0.33	$0.85	$0.94

Diluted	$0.38	$0.33	$0.85	$0.94

Weighted average shares outstanding:
Basic	342.8	376.0	353.2	382.5

Diluted	343.0	376.8	353.7	383.9

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	September 10, 2011	Year-end 2010
ASSETS
Current assets:
Cash and equivalents	$180.5	$778.8
Receivables	499.4	557.4
Merchandise inventories	2,779.6	2,623.4
Prepaid expense and other current assets	301.9	273.4

Total current assets	3,761.4	4,233.0
Total property, net	9,764.6	9,910.2

Goodwill	431.0	430.9
Investment in unconsolidated affiliate	192.2	187.2
Other assets	365.6	386.8

Total assets	$14,514.8	$15,148.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$811.0	$505.6
Current obligations under capital leases	31.3	30.7
Accounts payable	2,290.7	2,533.4
Accrued salaries and wages	457.6	468.9
Deferred income taxes	96.5	96.3
Other accrued liabilities	649.8	679.3

Total current liabilities	4,336.9	4,314.2
Long-term debt:
Notes and debentures	3,772.6	3,843.8
Obligations under capital leases	433.4	456.2

Total long-term debt	4,206.0	4,300.0

Deferred income taxes	140.4	153.5
Pension and post-retirement benefit obligations	584.0	727.9
Accrued claims and other liabilities	677.1	654.8

Total liabilities	9,944.4	10,150.4
Stockholders’ equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 604.5 and 599.8 shares issued	6.0	6.0
Additional paid-in capital	4,449.8	4,363.1
Treasury stock at cost; 264.6 and 231.8 shares	(7,015.5)	(6,283.8)
Accumulated other comprehensive income	148.0	88.0
Retained earnings	6,977.3	6,820.0

Total Safeway Inc. equity	4,565.6	4,993.3
Noncontrolling interests	4.8	4.4

Total equity	4,570.4	4,997.7

Total liabilities and stockholders’ equity	$14,514.8	$15,148.1

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	36 Weeks Ended
	September 10, 2011	September 11, 2010
OPERATING ACTIVITIES
Net income before allocation to noncontrolling interests	$301.4	$359.8
Reconciliation to net cash flow provided by operating activities:
Depreciation expense	794.3	806.1
Property impairment charges	33.7	48.7
Share-based employee compensation	33.4	37.3
Excess tax benefit from share-based employee compensation	(1.6)	(0.7)
LIFO expense	21.4	—
Equity in earnings of unconsolidated affiliate	(11.1)	(7.7)
Net pension and post-retirement benefit expense	78.1	86.6
Contributions to pension and post-retirement benefit plans	(168.3)	(11.7)
Loss (gain) on property retirements and lease exit costs, net	2.8	(1.4)
Increase in accrued claims and other liabilities	39.4	38.5
Amortization of deferred finance costs	3.6	3.3
Deferred income taxes	(51.7)	—
Other	15.1	0.5
Changes in working capital items:
Receivables	3.4	34.0
Inventories at FIFO cost	(176.7)	(55.4)
Prepaid expenses and other current assets	11.2	0.9
Income taxes	94.9	(69.4)
Payables and accruals	4.7	(63.9)
Payables related to third-party gift cards, net of receivables	(317.1)	(358.9)

Net cash flow provided by operating activities	710.9	846.6

INVESTING ACTIVITIES
Cash paid for property additions	(682.5)	(555.4)
Proceeds from sale of property	9.3	43.9
Other	(71.2)	(39.1)

Net cash flow used by investing activities	(744.4)	(550.6)

FINANCING ACTIVITIES
(Payments on) additions to short-term borrowings, net	(0.7)	1.1
Additions to long-term borrowings	1,128.7	1,461.9
Payments on long-term borrowings	(907.6)	(1,091.5)
Purchase of treasury stock	(729.6)	(451.1)
Dividends paid	(138.7)	(123.4)
Net proceeds from exercise of stock options	72.8	69.1
Excess tax benefit from share-based employee compensation	1.6	0.7
Other	(9.7)	(6.4)

Net cash flow used by financing activities	(583.2)	(139.6)

Effect of changes in exchange rate on cash	18.4	5.0
(Decrease) increase in cash and equivalents	(598.3)	161.4
CASH AND EQUIVALENTS
Beginning of period	778.8	471.5

End of period	$180.5	$632.9

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	12 Weeks Ended		36 Weeks Ended
	September 10, 2011	September 11, 2010	September 10, 2011	September 11, 2010
Cash capital expenditures	$288.4	$170.7	$682.5	$555.4
Stores opened	5	2	14	7
Stores closed	11	12	27	30
Lifestyle remodels completed	7	9	19	35
Stores at end of period	1,681	1,702
Square footage (in millions)	79.1	79.3
Fuel sales	$1,099.6	$760.8	$3,203.4	$2,138.7
Number of fuel stations at end of period	396	393
Increase in sales from change in Canadian exchange rate	$91.6	$84.4	$252.7	$503.8

TABLE 2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters Sept. 10, 2011		A Year Ended January 1, 2011	B 36 Weeks Ended Sept. 10, 2011	C 36 Weeks Ended Sept. 11, 2010
Net income attributable to Safeway Inc.	$530.8		$589.8	$301.1	$360.1
Add (subtract):
Income taxes	377.1		290.6	271.0	184.5
Interest expense	278.1		298.5	187.9	208.3
Depreciation	1,150.6		1,162.4	794.3	806.1
LIFO (income) expense	(6.6)		(28.0)	21.4	—
Share-based employee compensation	51.6		55.5	33.4	37.3
Property impairment charges	56.7		71.7	33.7	48.7
Equity in earnings of unconsolidated affiliate	(18.7)		(15.3)	(11.1)	(7.7)
Dividend from unconsolidated affiliate	6.1		—	6.1	—

Adjusted EBITDA	$2,425.7		$2,425.2	$1,637.8	$1,637.3

Total debt at September 10, 2011	$5,048.3
Less cash and equivalents in excess of $75.0 at September 10, 2011	105.5

Adjusted Debt, as defined by bank credit agreement	$4,942.8

Adjusted EBITDA as a multiple of interest expense	8.72	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x
Adjusted Debt to Adjusted EBITDA	2.04	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters Sept. 10, 2011	A Year Ended January 1, 2011	B 36 Weeks Ended Sept. 10, 2011	C 36 Weeks Ended Sept. 11, 2010
Net cash flow provided by operating activities	$1,714.0	$1,849.7	$710.9	$846.6
Add (subtract):
Income taxes	377.1	290.6	271.0	184.5
Interest expense	278.1	298.5	187.9	208.3
Amortization of deferred finance costs	(5.1)	(4.8)	(3.6)	(3.3)
Excess tax benefit from share-based employee compensation	2.5	1.6	1.6	0.7
Deferred income taxes	83.0	31.3	51.7	—
Net pension and post-retirement benefit expense	(116.7)	(125.2)	(78.1)	(86.6)
Contributions to pension and post-retirement plans	174.3	17.7	168.3	11.7
Accrued claims and other liabilities	(37.1)	(36.2)	(39.4)	(38.5)
Gain (loss) on property retirements and lease exit costs, net	23.3	27.5	(2.8)	1.4
Changes in working capital items	(65.5)	67.9	379.3	512.7
Other	(2.2)	6.6	(9.0)	(0.2)

Adjusted EBITDA	$2,425.7	$2,425.2	$1,637.8	$1,637.3

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	12 Weeks Ended		36 Weeks Ended
	Sept. 10, 2011	Sept. 11, 2010	Sept. 10, 2011**	Sept. 11, 2010
Net cash flow provided by operating activities, as reported	$523.3	$537.5	$710.9	$846.6
(Increase) decrease in payables related to third-party gift cards, net of receivables	(16.7)	2.8	317.1	358.9

Net cash flow provided by operating activities, as adjusted	506.6	540.3	1,028.0	1,205.5
Net cash flow used by investing activities	(339.1)	(157.0)	(744.4)	(550.6)

Free cash flow	$167.5	$383.3	$283.6	$654.9

	Forecasted Range Fiscal 2011
Net cash flow provided by operating activities, as adjusted	$1,755.0	$1,855.0
Net cash flow used by investing activities	(1,000.0)	(1,000.0)

Free cash flow	$755.0	$855.0

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary it is not available for other uses, and is therefore excluded from the company’s calculation of free cash flow.
**	In the 36 weeks ended September 10, 2011, free cash flow was reduced by $168.3 million of contributions to defined benefit pension and post-retirement plans and $97 million of taxes paid on Canadian dividends.

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Unaudited)

TABLE 5: IDENTICAL-STORE SALES*

12 Weeks Ended Sept. 10, 2011
As reported	4.9%
Excluding fuel sales	1.5%

*	Excludes replacement stores.

TABLE 6: RECONCILIATION OF GROSS PROFIT AND OPERATING AND ADMINISTRATIVE EXPENSE

BASIS-POINT CHANGE EXCLUDING FUEL AND GROSS PRESENTATION OF GIFT CARD COMMISSIONS

	Third Quarter 2011
	Gross Profit	Operating and Administrative Expense
Basis-point decrease, as reported	(114)	(103)
Impact from fuel sales	88	71
Impact from gross presentation of gift card commissions	26	24

Basis-point decrease, excluding impact from fuel sales and gross presentation of gift card commissions	—	(8)